                     1996-1998 LONG-TERM PERFORMANCE SUBPLAN
          OF THE 1994 OMNIBUS LONG-TERM COMPENSATION PLAN (AS AMENDED)












                            EASTMAN CHEMICAL COMPANY
                            Effective January 1, 1996







































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                     1996-1998 LONG-TERM PERFORMANCE SUBPLAN
          OF THE 1994 OMNIBUS LONG-TERM COMPENSATION PLAN (AS AMENDED)


                                TABLE OF CONTENTS

Section            Title
-------            -----

Section 1.  Background

Section 2.  Definitions

Section 3.  Administration

Section 4.  Eligibility

Section 5.  Form of Awards

Section 6.  Size of Awards

Section 7.  Composition of Peer Group

Section 8.  Preconditions to Receipt of an Award

Section 9.  Manner and Timing of Award Payments

Section 10.  No Rights as Shareowner

Section 11.  Application of Plan

Section 12.  Amendments
























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                            EASTMAN CHEMICAL COMPANY
                     1996-1998 LONG-TERM PERFORMANCE SUBPLAN
          OF THE 1994 OMNIBUS LONG-TERM COMPENSATION PLAN (AS AMENDED)


Section 1. Background. Under Section 11 of the Eastman Chemical Company 1994 Omnibus Long-Term Compensation Plan (the "Plan"), the "Committee" (as defined in the Plan), may, among other things, award shares of the $.01 par value common stock ("Common Stock") of Eastman Chemical Company (the "Company") to "Employees" (as defined in the Plan), and such awards may take the form of performance shares, which are contingent upon the attainment of certain performance objectives during a specified period, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. The purpose of this 1996-1998 Long-Term Performance Subplan (this "Subplan") is to set forth the terms of the grant of performance shares specified herein, effective as of January 1, 1996 (the "Effective Date").

Section 2.  Definitions.

(a)      The following definitions shall apply to this Subplan:

         (i) "Actual Grant Amount" means the number of shares of Common Stock to which a participant is entitled under this Subplan, calculated in accordance with Section 6 of this Subplan.

         (ii) "Award Payment Date" means the date the shares of Common Stock covered by an award under this Subplan are delivered to a participant.

         (iii) "Compared Group" means the Company and the companies in the Peer Group.

         (iv) "Maximum Deductible Amount" means the maximum amount deductible by the Company under Section 162(a), taking into consideration the limitations under Section 162(m), of the Internal Revenue Code of 1986, as amended, or any similar or successor provisions thereto.

         (v) "Normal Grant Amount" means, with respect to any eligible Employee, the number of shares of Common Stock specified on Exhibit A hereto for the Salary Grade applicable to such Employee.

         (vi)     "Participation Date" means June 30, 1996.

         (vii) "Peer Group" means the group of companies identified in Exhibit B hereto, with any changes made by the Committee pursuant to Section 7 of this Subplan.

         (viii) "Performance Period" means January 1, 1996 through December 31, 1998.

         (ix) "TSR" means total return to shareowners, as reflected by the sum of (A) change in stock price (measured as the difference between (I) the average of the closing prices of a company's common stock on the New York Stock Exchange, or of the last sale prices of such stock on the Nasdaq Stock Market, as applicable, over the first 20 trading days of the period for which such change is being measured and (II) the average of such closing or last sale prices for such stock over the final 20 trading days of the period for which such change is being measured) plus (B) dividends declared, assuming reinvestment of dividends, and expressed as a percentage return on a shareowner's hypothetical investment.

(b) Any capitalized terms used but not otherwise defined in this Subplan shall have the respective meanings set forth in the Plan.

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Section 3. Administration. This Subplan shall be administered by the Committee.
The Committee shall have authority to interpret this Subplan, to prescribe rules and regulations relating to this Subplan, and to take any other actions it deems necessary or advisable for the administration of this Subplan, and shall retain all general authority granted to it under Section 3 of the Plan.

Section 4. Eligibility. The Employees who are eligible to participate in this Subplan are those Employees who, as of the Effective Date, have been designated as "officers" of the Company for purposes of Section 16 of the Exchange Act and those Employees designated by the Company's Chief Executive Officer during 1996, which shall generally include Employees who, as of the Effective Date or the Participation Date, held positions with the Company considered by the Chief Executive Officer to carry responsibilities and functions generally associated with a vice-president-level position. Employees who are promoted during the Performance Period to a position that would meet the above criteria, but who do not hold such position as of the Participation Date, are not eligible to participate in this Subplan; however, the ability of the Chief Executive Officer under this Section 4 to designate eligible Employees at any time during 1996 is intended to allow the participation of Employees who, as of the Participation Date, held positions with the Company that may not have been considered to carry responsibilities and functions generally associated with a vice-president-level position but which positions are or were evaluated during 1996 and determined by the Chief Executive Officer to carry such responsibilities and functions.

Section 5. Form of Awards. Subject to the terms and conditions of the Plan and this Subplan, Awards under this Subplan shall be paid in the form of unrestricted shares of Common Stock, except for conversions to cash and deferrals under Section 9 of this Subplan, and except that if a participant is entitled to any fraction of a share of Common Stock, as a result of Section 10 of this Subplan or otherwise, then in lieu of receiving such fraction of a share, the participant shall be paid a cash amount representing the market value, as determined by the Committee, of such fraction of a share at the time of payment.

Section 6. Size of Awards. Exhibit A hereto shows by Salary Grade the Normal Grant Amount. The Salary Grade to be used in calculating the size of any Award to a participant under this Subplan shall be the higher of (a) the Salary Grade applicable to the position held by the participant on the Participation Date (or, in the case of participants whose employment is terminated prior to the Participation Date, the Effective Date) and (b) the Salary Grade assigned to such position during 1996 as a result of any reevaluation of the Salary Grade appropriate for such position. The Actual Grant Amount shall be determined by comparing the Company's TSR during the Performance Period to the TSRs of the companies in the Peer Group during the Performance Period. Specifically, the Company and each company in the Peer Group shall be ranked by TSR, in descending order, with the company having the highest TSR during the Performance Period being ranked number one. If the Company ranks in the highest quartile of the Compared Group on that basis, then the Normal Grant Amount shall be multiplied by 2.0 (i.e., 200%) to determine the Actual Grant Amount; if in the second highest quartile, then the Actual Grant Amount shall be equal to the Normal Grant Amount; if in the third highest quartile, then the Normal Grant Amount shall be multiplied by 0.5 (i.e., 50%) to determine the Actual Grant Amount; and if in the lowest quartile, then the Actual Grant Amount shall be 0 and no shares of Common Stock shall be delivered to participants under this Subplan. Notwithstanding the foregoing, if the Peer Group produces fewer than 19 distinct TSRs (as a result of the removal of a company from the Peer Group without substitution of a replacement company therefor, as described in Section 7 of this Subplan), then the Committee shall, in its sole discretion, determine the appropriate means of calculating the Actual Grant Amount.

Section 7. Composition of Peer Group. The members of the Peer Group identified in Exhibit B hereto have been identified as companies currently relevant for purposes of TSR comparisons under this Subplan. However, the Committee shall have the authority, at any time and from time to time, to determine that any member of the Peer Group is no longer appropriate for inclusion. Circumstances that might require such a determination include, without limitation, the following events: a company's common stock ceasing to be publicly traded on an exchange or on the Nasdaq Stock Market; a company's being a party to a significant merger, acquisition, or other reorganization; or a company's ceasing to operate in the chemical industry. In any case where the Committee determines that a particular company is no longer appropriate for inclusion in the Peer Group, the Committee may designate a replacement company, which shall then be substituted in the Peer Group for the former member. In any such case, the Committee shall have authority to determine the appropriate method of calculating the TSR of such former and/or replacement company or companies, whether by complete substitution of the replacement company (and disregard of the former company) over the entire Performance Period or by pro rata


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calculations for each company or otherwise. Alternatively, in any case where the
Committee determines that a particular company is no longer appropriate for inclusion in the Peer Group, the Committee may remove such company from the Peer Group without substituting a replacement company therefor.

Section 8.  Preconditions to Receipt of an Award.

(a) Continuous Employment. Except as specified in paragraph (b) below, to remain eligible for an Award under this Subplan, an eligible Employee must remain continuously employed with the Company or a Subsidiary at all times from the Participation Date (or the Effective Date) through the Award Payment Date.

(b) Death, Disability, Retirement, or Termination for an Approved Reason Before the Award Payment Date. If a participant's employment with the Company or a Subsidiary is terminated due to death, disability, retirement, or any approved reason prior to the Award Payment Date, the participant shall receive, subject to the terms and conditions of the Plan and this Subplan, an Award representing a prorated portion of the Actual Grant Amount to which such participant otherwise would be entitled, with the precise amount of such Award to be determined by multiplying the Actual Grant Amount by a fraction, the numerator of which is the number of full calendar months in the Performance Period from the Effective Date through and including the effective date of such termination, and the denominator of which is 36 (the total number of months in the Performance Period). If the effective date of a participant's termination of employment occurs on or after the last business day of a particular calendar month, then such month shall be considered a full calendar month and shall be counted in determining the numerator of the fraction described in the preceding sentence; if the effective date of such termination occurs prior to the last business day of a particular calendar month, then such month shall not be so counted.

Section 9.  Manner and Timing of Award Payments.

(a) Timing of Award Payment. Except for deferrals under Sections 9(b) and 9(c), if any Awards are payable under this Subplan, the payment of such Awards to eligible Employees shall be made as soon as is administratively practicable after the end of the Performance Period.

(b) Deferral of Award in Excess of the Maximum Deductible Amount. If payment of the Award would, or could in the reasonable estimation of the Committee, result in the participant's receiving compensation in excess of the Maximum Deductible Amount in a given year, then such portion (or all, as applicable) of the Award as would, or could in the reasonable estimation of the Committee, cause such participant to receive compensation from the Company in excess of the Maximum Deductible Amount shall be converted into the right to receive a cash payment, which shall be deferred until after the participant retires or otherwise terminates employment with the Company and its Subsidiaries.

(c) Election to Defer the Award. Any participant in this Subplan may elect to defer the Award until after the participant retires or otherwise terminates employment with the Company and its Subsidiaries under the terms and subject to the conditions of the Eastman Executive Deferred Compensation Plan, as the same now exists or may be amended hereafter (the "EDCP"). If the participant chooses to defer the Award, the Award shall be converted into the right to receive a cash payment.

(d) Award Deferral to the EDCP. In the event that all or any portion of an Award is converted into a right to receive a cash payment pursuant to Sections 9(b) or 9(c), an amount representing the Fair Market Value, as of the date the Common Stock covered by the Award otherwise would be delivered to the participant, of the Actual Grant Amount (or the deferred portion thereof) will be credited to the Stock Account of the EDCP, and hypothetically invested in units of Common Stock. Thereafter, such amount shall be treated in the same manner as other investments in the EDCP and shall be subject to the terms and conditions thereof.

Section 10. No Rights as Shareowner. No certificates for shares of Common Stock shall be issued under this Subplan nor shall any participant have any rights as a shareowner as a result of participation in this Subplan, until the Actual Grant Amount has been determined and such participant has otherwise become entitled to an Award under the terms of the Plan and this Subplan.

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In particular, no participant shall have any right to vote or to receive dividends on any shares of Common Stock under this Subplan, until certificates for such shares have been issued as described above; provided, however, that if payment of all or any portion of an Award under this Subplan has been deferred pursuant to Section 9 of this Subplan or otherwise, but such award otherwise has become payable hereunder, then during the period during which payment is deferred, the deferred Award shall be credited with additional units of Common Stock, and (if applicable) fractions thereof, based on any dividends declared on the Common Stock, in accordance with the terms of the EDCP.

Section 11. Application of Plan. The provisions of the Plan shall apply to this Subplan, except to the extent that any such provisions are inconsistent with specific provisions of this Subplan. In particular, and without limitation,
Section 11 (relating to performance shares), Section 16 (relating to nonassignability), Section 17 (relating to adjustment of shares available),
Section 18 (relating to withholding taxes), Section 19 (relating to noncompetition and confidentiality), Section 20 (relating to regulatory approvals and listings), Section 22 (relating to the governing law), Section 23 (relating to changes in ownership), Section 24 (relating to changes in control),
Section 25 (relating to no rights, title, or interest in Company assets), and
Section 26 (relating to securities laws) shall apply to this Subplan.

Section 12. Amendments. The Committee may, from time to time, amend this Subplan in any manner.





































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                                    EXHIBIT A

                    EASTMAN CHEMICAL COMPANY LTPP GRANT TABLE
                                 1996-1998 CYCLE



                               NORMAL GRANT AMOUNT



















                               Original on File in
                               Personnel Resources


























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                                    EXHIBIT B

                           COMPANIES IN THE PEER GROUP


Air Products and Chemicals, Inc.
ARCO Chemical Company
Crompton & Knowles Corporation
Dow Chemical Company
E. I. du Pont de Nemours and Company
H. B. Fuller Company
The Geon Company
Georgia Gulf Corporation
Great Lakes Chemical Corporation
M. A. Hanna Company
Lyondell Petrochemical Company
Monsanto Replacement Index*
Morton International, Inc.
Rohm and Haas Company
A. Schulman, Inc.
Sterling Replacement Index*
Union Carbide Corporation
Wellman, Inc.
Witco Corporation

*By action of the Compensation and Management Development Committee, Monsanto Company and Sterling Chemicals Inc. were removed from the Peer Group because they no longer met Peer Group criteria. As a result, they were replaced by an index which is calculated as the arithmetic average of the total shareowner return of the remaining companies in the Peer Group.
























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